Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
June 30, 2005		(813) 282-1225
FOR IMMEDIATE RELEASE

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, June 30, 2005 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the five-week period ended June 25, 2005 compared with the same five-week period in 2004 changed by approximately:

Five weeks ended June 25, 2005	Company- owned	Franchise and development joint venture		System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-0.7%	1.7%		-0.4%
Carrabba’s Italian Grills	9.0%	n/a		9.0%
Fleming’s Prime Steakhouse and Wine Bars	14.2%	n/a		14.2%
Roy’s	6.3%	n/a		6.3%
Bonefish Grills	3.9%	2.5%	(1)	3.7%
Domestic average unit volumes
Outback Steakhouses	-1.5%	2.5%		-0.9%
Carrabba’s Italian Grills	6.1%	n/a		6.1%
Fleming’s Prime Steakhouse and Wine Bars	3.6%	n/a		3.6%
Roy’s	10.4%	n/a		10.4%
Bonefish Grills	2.5%	-0.2%	(1)	2.4%

(1)	Represents three restaurants for comparable store sales and four restaurants for average unit volumes.

More…

STORE INFORMATION

	Restaurants opened during the month ended June 30, 2005	Restaurants open as of June 30, 2005
Outback Steakhouses
Company-owned - domestic	1	656
Company-owned - international	3	82
Franchised and development joint venture - domestic	-	104
Franchised and development joint venture - international	-	55
Total	4	897
Carrabba's Italian Grills
Company-owned	6	184
Bonefish Grills
Company-owned	1	72
Franchised	-	4
Total	1	76
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	-	32
Roy’s
Company-owned	-	19
Cheeseburger in Paradise
Company-owned	2	17
Paul Lee’s Chinese Kitchens
Company-owned	-	3
Lee Roy Selmon’s
Company-owned	-	2

System-wide total	13	1,230

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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